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                                                                   EXHIBIT 10.16

                              AMENDMENT NO. 1 TO
                  THE MATTEL, INC. MANAGEMENT INCENTIVE PLAN

          The Mattel, Inc. Management Incentive Plan (the "Plan") is hereby amended, effective November 4, 1999, as set forth below:

1. Section 2 of the Plan is hereby amended by adding new Sections 2.1, 2.2, 2.10, 2.11 and 2.12, reading in their entirety as follows:

          2.1  Board.  "Board" shall mean the Board of Directors of the Company.
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          2.2  Change in Control. "Change in Control" shall mean the occurrence
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          of any of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company, including the shares of common stock of the Company issuable upon an exchange of Softkey Exchangeable Shares that are not owned by the Company or any corporation controlled by the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for
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          purposes of this subsection (a), the following shall not constitute a
          Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any corporation controlled by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by a Person of 20% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company or of Softkey Exchangeable Shares by Softkey which, by reducing the number of shares of common stock of the Company or Softkey Exchangeable Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a
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          Person shall become the beneficial owner of 20% or more of either the
          Outstanding Company Common Stock or the Outstanding Company Voting Securities by reason of a share acquisitions by the Company or by Softkey as described above and shall, after such share acquisitions by the Company or Softkey, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection
          (c) of this Section; provided, further,
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          however, that for purposes of this subsection (a), any Investing
          Person (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of any Investment Shares (as such term is defined in the Rights Agreement) and the holder of the Mattel Special Voting Preferred Share (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of such Mattel Special Voting Preferred Share; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming
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          a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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          (4)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          2.10  Rights Agreement.  "Rights Agreement" shall mean the Rights
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          Agreement, dated as of February 7, 1992, as amended by an amendment dated as of May 13, 1999 and an amendment dated as of November 4, 1999 by and between the Company and BankBoston N.A., a national banking association, formerly, The First National Bank of Boston, and not giving effect to any amendments subsequent to November 4, 1999.

          2.11  Softkey.  "Softkey" shall mean Softkey Software Products Inc.,
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          an Ontario corporation.

          2.12  Softkey Exchangeable Shares.  "Softkey Exchangeable Shares"
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          shall mean the Exchangeable Shares (as defined in the Rights
          Agreement) in the capital stock of Softkey.

2. Current Sections 2.1 through 2.7 of the Plan are hereby renumbered as Sections 2.3 through 2.9.

3. Section 6.1 of the Plan is hereby amended by adding an additional sentence at the end thereof, reading in its entirety as follows: "Notwithstanding the foregoing, following a Change in Control, no amendment or termination of the Plan may adversely affect the rights of any Participant with respect to bonus opportunities for years beginning before the Change in Control without that Participant's written consent, including without limitation such rights under Article VII."

4. The Plan is hereby amended by adding a new Article VII, reading in its entirety as follows:

                                  ARTICLE VII
                               CHANGE IN CONTROL

          In the event of a Change in Control, each Participant who is employed by the Company or its successor as of the date of such Change in Control (the "CIC Date") shall receive (i) within 30 days after the CIC Date, any unpaid bonus amounts to which the Participant is entitled with respect to any year that ended on or before the CIC Date, and (ii) an interim cash payment with respect to the year in which such Change in Control occurs (the "CIC Year") equal to the amount that such Participant would have received if the target performance goals (as established by the Committee pursuant to Section 3.1 hereof) for the CIC Year had been achieved. Notwithstanding the foregoing, in the case of a Participant who is a party to any individual agreement under which the Participant is or may become entitled to bonus payments with respect to the CIC Year, the Company or its successor may make the right of such Participant to receive such interim cash payment conditional upon the execution by such Participant of a waiver of the right to receive such payments under the individual agreement to the extent they would duplicate such interim cash payment. Any amounts that thereafter become

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payable to a Participant with respect to the CIC Year shall be reduced, but not below zero, by the amount of such interim payment to such Participant.

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          IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed, effective as of November 4, 1999.

                               MATTEL, INC.

                               By: /s/ Alan Kaye
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                                   Name:  Alan Kaye
                                   Title: Senior Vice President Human Resources

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